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                                                               Exhibit 99(D)(10)

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT between STORAGE USA, INC., a Tennessee corporation operating as a real estate investment trust (the "Company"), SUSA PARTNERSHIP, L.P., a Tennessee limited partnership of which the Company is the general partner ("SUSA"), and certain holders (the "Limited Partners") of units of limited partnership interests (the "Units") in SUSA who are signatories to this Agreement, recites and provides as follows:

         A. The Units have been issued by SUSA to the Limited Partners in consideration of the transfer to SUSA of certain real estate assets of the Limited Partners.

         B. Pursuant to the Second Restated and Amended Agreement of Limited Partnership of SUSA, dated as of September 21, 1994, as amended (the "Partnership Agreement"), the Limited Partners have the right, under certain circumstances, to redeem the Units for cash or, at the option of SUSA or the Company, shares of the common stock of the Company (the "Common Stock").

         C. As further consideration for the assets transferred by the Limited Partners to SUSA, the Company desires to provide for the registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act").

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and SUSA agree with each of the Limited Partners as follows:

         1.       Shelf Registration of the Common Stock.
                  --------------------------------------

         Within 90 days following the first date upon which the Units owned by any Limited Partner may be redeemed for Common Stock, the Company agrees to file with the Securities and Exchange Commission (the "Commission"), a shelf registration statement on Form S-3 under Rule 415 of the Securities Act (a "Registration Statement"), or any similar rule that may be adopted by the Commission, with respect to all of the shares of Common Stock that may be issued upon redemption of such Units pursuant to Section 8.05 of the Partnership Agreement ("Redemption Shares"). The Company will use its best efforts to have the Registration Statement declared effective under the Securities Act. Notwithstanding the foregoing, the Company shall not be required to file a Registration Statement with respect to any Redemption Shares at any time after the Company shall have delivered to the Limited Partner holding such Redemption Shares an opinion of counsel reasonably satisfactory to such Limited Partner to the effect that all of the Redemption Shares may be sold without such registration. The Company need not file a separate Registration Statement, but may file one Registration Statement covering Redemption Shares held by more than one Limited Partner. The Company further agrees to supplement or make amendments to each Registration Statement, if required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for such Registration Statement.

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         2.       Black-Out Period.
                  ----------------

         (a) Following the effectiveness of a Registration Statement (and the filings with any state securities commissions), the Company may direct the Limited Partner(s) to suspend sales of the Redemption Shares for such times as the Company reasonably may determine are necessary and advisable, including upon the occurrence of any of the following events: (i) an underwritten offering by the Company where the Company is advised by the managing underwriter(s) for such underwritten offering that sale of Redemption Shares under the Registration Statement would have a material adverse effect on the offering; or (ii) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event (x) that would require additional disclosure of material information by the Company in the Registration Statement (or such filings), (y) as to which the Company has a bona fide business purpose for preserving confidentiality, or (z) that renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable (a "Suspension Event"); provided, however, that any such Suspension Event shall not exceed 120 days during any 12 month period.

         (b) In the case of a Suspension Event, the Company shall give written notice (a "Suspension Notice") to the Limited Partners to suspend sales of the Redemption Shares so that the Company may correct or update the Registration Statement (or such filings); provided, however, that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. No Limited Partner shall effect any sales of the Redemption Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company. If so directed by the Company, the Limited Partners will deliver to the Company all copies of the prospectus covering the Redemption Shares held by them at the time of receipt of the Suspension Notice. The Limited Partners may recommence effecting sales of the Redemption Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an "End of Suspension Notice") from the Company, which End of Suspension Notice shall be given by the Company promptly following the conclusion of any Suspension Event.

         3. Allocation of Expenses. SUSA shall pay all expenses in connection with the Shelf Registration, including without limitation (i) registration fees,
(ii) printing expenses, (iii) accounting and legal fees and expenses of the accountants and attorneys engaged by SUSA or the Company, provided, however, SUSA shall not be liable for (A) any commissions to any broker attributable to the sale of Redemption Shares, (B) any fees or expenses incurred by holders of Redemption Shares in connection with such registration which, according to the written instructions of any regulatory authority, SUSA is not permitted to pay, and (C) any transfer taxes or fees in connection with the sale of the Redemption Shares.

         4. Listing on Securities Exchange. If the Company shall list or maintain the listing of any shares of Common Stock on any securities exchange or national market system, it will at its expense and as necessary to permit the registration and sale of the Redemption Shares hereunder, list thereon, maintain and, when necessary, increase such listing to include such Redemption Shares.


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         5.   General Provisions.
              -------------------

              a. Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, as follows:

         if to the Company or SUSA:

         Storage USA, Inc.
         11400 Little Patuxent Parkway, Suite 1100

         Columbia, Maryland 21044
         Attention:  Mr. Dean Jernigan

         copy to:

         Mr. Randall S. Parks
         Hunton & Williams
         951 East Byrd Street
         Richmond, Virginia 23219-4074

         if to the Limited Partners:

         at their respective addresses of record as maintained on the books of SUSA.

              b. Survival of Rights. This Agreement shall be binding upon and inure to the benefit of the Limited Partners, the Company and SUSA and their respective legal representatives, successors, transferees and assigns.

              c. Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

              d. Entire Agreement. This Agreement constitutes the entire agreement of the Limited Partners, the Company and SUSA and supersedes all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

              e. Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

              f. Headings. The section headings in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.


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              g. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

              h. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

              i. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures, as of the respective dates set forth below.

                                    STORAGE USA, INC.



Dated:____________________          By:____________________________
                                       Name:
                                       Title:

                                    SUSA PARTNERSHIP, L.P.



Dated:____________________          By:_____________________________
                                       Name:
                                       Title:

                                    LIMITED PARTNERS:



Dated:____________________             _____________________________
                                       Name:
                                       Title:



Dated:____________________             _____________________________
                                       Name:
                                       Title:



Dated:_____________________            _____________________________
                                       Name:
                                       Title:


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